UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF
THE SECURITIES EXCHANGE ACT OF 1934

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AlTi Global, Inc.
(Name of Registrant as Specified in Its Charter)
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Supplement No. 2 to the Definitive Proxy Statement
for the 2026 Annual Meeting of Stockholders
To be Held on Wednesday, June 17, 2026

EXPLANATORY NOTE

This proxy statement supplement (the “Supplement No. 2”) supplements and amends the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed with the Securities and Exchange Commission by AlTi Global, Inc. (the “Company”) on April 30, 2026, as supplemented.

Due to an administrative error, the Total column amounts for Kevin Moran and Colleen Graham in the Summary Compensation Table for Fiscal Year 2025 set forth on page 30 of the Proxy Statement were summed incorrectly. In addition, certain numerical values in the table on page 41 of the Proxy Statement reflecting the number of unvested restricted stock units held by each non-employee director at fiscal year-end 2025 incorrectly used commas in place of periods as decimal separators. This Supplement No. 2 is being filed to correct these errors by amending and restating (i) the Summary Compensation Table for Fiscal Year 2025 originally set forth on page 30 of the Proxy Statement and (ii) the table reflecting the number of unvested restricted stock units held by each non-employee director at fiscal year-end 2025 originally set forth beginning on page 41 of the Proxy Statement.

Except as specifically discussed in this Explanatory Note, this Supplement No. 2 does not otherwise modify or update any other disclosures presented in the Proxy Statement. This Supplement No. 2 should be read together with the Proxy Statement and the proxy supplement filed on May 1, 2026 by the Company, and from and after the date of this Supplement No. 2, any references to the “Proxy Statement” shall be deemed to include the Proxy Statement as amended by this Supplement No. 2.

If you have already voted by Internet, telephone, or by mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by stockholders (via Internet, telephone, or mail) will remain valid and will be voted at the Annual Meeting unless revoked. Important information regarding how to vote your shares and revoke proxies already cast is available in the Proxy Statement under the caption “Information About Our Annual Meeting.”

Page 30:

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2025

The following table summarizes the total compensation paid to or earned by each of our Named Executive Officers in fiscal year 2025.

Name and Principal Position	Year	Salary($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total($)
Michael Tiedemann, Chief Executive Officer(4)	2025	600,000	1,000,000	1,212,533	17,500	2,830,033
	2024	600,000	1,300,000	3,473,992	17,250	5,391,242
Kevin Moran, President and Chief Operating Officer	2025	450,000	762,000	3,383,069	17,500	4,612,569
	2024	400,000	812,000	1,563,266	17,250	2,792,516
Colleen Graham, Chief Legal, Compliance and Risk Officer	2025	425,000	637,000	2,878,187	17,500	3,957,687
	2024	375,000	1,080,750(5)	894,717	17,250	2,367,717

(1)	Except as otherwise set forth below, the amounts in this column represent discretionary bonuses earned by our NEOs during the applicable fiscal year.

(2)
The amounts in this column represent the aggregate grant date fair value of restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) granted to each named executive officer pursuant to the 2023 Plan, computed in accordance with FASB Accounting Standards Codification Topic 718. Such grant date fair values do not take into account any estimated forfeitures. See our audited consolidated financial statements appearing in our 2025 Annual Report for assumptions underlying the valuation of equity awards. The amounts reported in this column reflect the accounting cost for these RSUs and PSUs and do not correspond to the actual economic value that may be received by our NEOs upon the vesting of the restricted stock units or any sale of the underlying shares of common stock. In addition, a portion of the equity awards granted to our Named Executive Officers were to recognize their performance and contributions for the prior fiscal year. With respect to the PSUs, the amounts reported reflect the grant date fair value assuming probable achievement. The maximum payout level (assuming the highest level of performance achievement) for such PSUs granted to Mr. Tiedemann, Mr. Moran and Ms. Graham in 2025 was $650,000, $269,000 and $219,000, respectively.

(3)	Unless otherwise provided, amounts reported for 2025 represent matching contributions contributed by the Company to each NEO’s account in the Company’s 401(k) plan.

(4)	Mr. Tiedemann served as Chief Executive Officer until March 30, 2026.

(5)	Amount includes an additional discretionary bonus of $393,750 paid to Ms. Graham in May 2024 in connection with a share buyout related to previous employment.

Page 41:

(2)	The number of unvested restricted stock units held by each non-employee director at fiscal year-end 2025 is shown below.

Name	Number of Unvested RSUs (#)
Ali Bouzarif	30,732.266
Nazim Cetin	30,732.266
Norma Corio	30,732.266
Mark Furlong	30,732.266
Timothy Keaney	47,495.320
Tracey Brophy Warson	30,732.266
Andreas Wimmer	30,732.266